EXHIBIT 5.3

AMENDMENT TO LEASE

Whereas, the parties desire to modify the terms of the Lease Agreement (herein called “Lease”) entered between Lake Butler Plaza Properties, LLC, a Florida limited liability company (herein called “Landlord”), as landlord, and ICOREConnect, Inc., a Nevada corporation (herein called “Tenant”), as tenant, dated October 23, 2017, concerning and pertaining to the property located at 3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240, Winter Garden, FL 34787 (“Property”).

Whereas, the Lease was amended and restated by document dated October 23, 2020.

Whereas, Landlord and Tenant wish to extend the Lease Term of the Lease upon the same terms and conditions stated in the Lease except as set forth herein.

Now therefore, in consideration of the foregoing and mutual obligations contained herein, the Lease is hereby modified and amended as follows:

1.	RECITALS.The foregoing recital are true and correct.

2.	EXTENSIONOF LEASE TERM. The term of the Lease is hereby extended continuously from November 1, 2021 to May 30, 2022 upon the same terms and conditions stated in the Lease except as set forth herein.

3.	MINIMUMBASERENT. The Minimum Base Rent for each year of the foregoing Renewal Term shall be as follows during the extended Lease Term:

Lease Term Commencing	Monthly
November 1, 2021	$6,231.43

4.	ESTIMATED MONTHLY TOTAL RENT BEGINNING NOVEMBER 1, 2020:

Base Rent	CAM	Real Pro Tax	sales tax	Total	Commencing
$6,231.43	$850.00	$853.96	$476.12	$8,411.51	11/1/2021

5.

BINDING EFFECT, ENTIRE AGREEMENT, MODIFICATION. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. This Agreement embodies the entire agreement between the parties with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal. No modification or amendment to this Agreement, of any kind whatsoever, shall be made or claimed by any party hereto, and no notices of any extension, change, modification or amendment made or claimed by any of them shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by all of the parties hereto.

6.

The terms and provisions herein contained shall prevail over any and all prior agreements, arrangements or understandings, and the Lease is hereby ratified and confirmed as modified, all other terms of the Lease shall continue in effect unchanged.

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WARNING: PLEASE TAKE NOTICE

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT.

IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING

IN WITNESS WHEREOF, TENANT has executed this Lease Agreement on this the 10th day of September, 2021.

(Sign and Date)

ICOREConnect, Inc., a Nevada corporation

By:	/s/ Robert McDermott
Tenant - Signature

Robert McDermott President & CEO
Print Name and Title

IN WITNESS WHEREOF, LANDLORD has executed this Agreement on this the 13th day of September, 2021.

(Sign and Date)

Lake Butler Plaza Properties, LLC, a Florida limited liability company

By:	/s/ Ketan Pandya
Landlord – Signature

Ketan Pandya / President
Print Name and Title

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